AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SOUTHERN STAR CENTRAL CORP.

Southern Star Central Corp. (the “Corporation”) is a corporation organized and existing under and by virtue of the Delaware General Corporation Law (“DGCL”).  Pursuant to the provisions of Section 228, Section 242 and Section 245 of the Delaware General Corporation Law, the Corporation adopts the following Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”).  The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on September 11, 2002.  Prior Amended and Restated Certificates of Incorporation were filed with the Delaware Secretary of State on January 21, 2003 and August 7, 2003 (the “Prior Amended and Restated Certificates”).

This Amended and Restated Certificate, which restates, integrates and further amends the Prior Amended and Restated Certificates in their entirety, was duly adopted as of August 11, 2005, in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.  The provisions of the Certificate of Incorporation are hereby further amended and restated, such amendment and restatement to be effective on August 11, 2005, to read in their entirety as follows:

ARTICLE 1

NAME

The name of the Corporation is Southern Star Central Corp.

ARTICLE 2

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 2711 Centreville Road, Suite 400, in the City of Wilmington, County of New Castle (zip code 19808). The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE 3

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE 4

CAPITAL STOCK

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 100, consisting solely of 100 shares of common stock, par value $.01 per share (the “Common Stock”).  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.  Upon the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders.  Except as otherwise required by law, the holders of each share of Common Stock shall be entitled to vote on all matters and shall be entitled to one vote for each such share held.

ARTICLE 5

The Corporation is to have a perpetual existence.

ARTICLE 6

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, or repeal the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate, but the stockholders may make additional By-laws and may alter, amend or repeal any By-law whether adopted by them or otherwise.

ARTICLE 7

INDEMNIFICATION

The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another Corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her, whether or not the Corporation would have the power to indemnify him or her against such liability pursuant to this Article 7. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement.  The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended after approval by the stockholders of the Corporation of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended.  Any repeal or modification of the foregoing portion of this Section by the stockholders of the Corporation shall not adversely effect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 8

COMPROMISE OR ARRANGEMENT
AND REORGANIZATION

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If at least a majority of the number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 9

MISCELLANEOUS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A.

Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

B.

The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

ARTICLE 10

CERTAIN DEFINITIONS

Unless the context otherwise requires, the terms defined in this Article 10 shall have, for all purposes of this Amended and Restated Certificate, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Amended and Restated Certificate” has the meaning set forth in the first paragraph of the recitals hereof.

 “Common Stock” has the meaning set forth in Article 4.

“Corporation” has the meaning set forth in the first paragraph of the recitals.

“DGCL” has the meaning set forth in the first paragraph of the recitals hereof.

“person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prior Amended and Restated Certificates” has the meaning set forth in the first paragraph of the recitals hereof.

IN WITNESS WHEREOF, I have hereunto met my hand and seal, the 11th day of August, 2005.

SOUTHERN STAR CENTRAL CORP.
By:	/s/ Susanne W. Harris
Name:	Susanne W. Harris
Title:	Chief Financial Officer